SUBLEASE OF FACILITY AT DALLAS LOVE FIELD

          This Sublease (hereinafter referred to as "Sublease") is by and between Dallas Airmotive, Inc., a Texas corporation (hereinafter referred to as "Landlord"), and the assignee of Ryder Aviall, and K-C AVIATION, INC., a Delaware Corporation, (hereinafter referred to as "Subtenant").

                                WITNESSETH

          WHEREAS, Landlord leases and shall continue to lease certain land and improvements at Love Field ("Leased Premises") from the City of Dallas, Texas, a Texas municipal corporation, pursuant to an agreement (the "Prime Lease") entitled "Lease of Land and Facilities Agreement" effective November 1, 1993, and the Amended and Restated Leasehold Deed of Trust, Security Agreement, Assignment of Leases and Rents and Financing Statement dated October 20, 1995 (the "Deed of Trust"); and

          WHEREAS, Landlord desires to sublet a portion of the Leased Premises to Subtenant, and is permitted to do so under the Prime Lease and the Deed of Trust;

          NOW THEREFORE, in consideration of the rent herein provided to be paid by Subtenant and such other mutual covenants and consideration as herein provided, Landlord does hereby sublease to Subtenant the property described below, together with the nonexclusive right to use any common improvements, aprons, taxiways, ramps and access of Landlord, on the following terms and conditions:

          (1) SUBLEASED PREMISES. Landlord hereby subleases to Subtenant that certain Building at 8411 Lemmon Avenue, Dallas, Texas, 75209, containing approximately 53,400 square feet of office, shop, and hangar space, plus the parking area (the cross-hatched area as shown on attached Exhibit "A"), together with the non-exclusive right for ingress and egress to the space, all of which is a portion of the Leased Premises as set forth above, and is hereafter referred to as the "Property". A description of the Property is attached hereto as Exhibit A and is incorporated into this Sublease by this reference.

          (2) TERM. This Sublease shall be for a term of approximately five
(5) years,  commencing  on  December 1, 1996 and ending on October 31, 2001
(hereinafter  referred  to  as  the  "Initial  Term").  Upon  the  faithful performance of all obligations under this Initial Term by Subtenant, Subtenant shall have the right and privilege to renew this Sublease for an additional two (2) year period, (the "First Extended Term") commencing on November 1, 2001, and expiring on October 31, 2003, provided that Subtenant notifies Landlord of its intent to renew at least 120 days prior to the expiration of the Initial Term. In the event that Landlord renews or extends the Prime Lease, at the end of the First Extended Term, Subtenant shall have the right of first refusal, upon written notice at least 120 days prior to the end of the then current term, to continue to rent the property on the same terms and conditions as herein provided, but for a term and at a rental to be renegotiated at that time. Notwithstanding anything to the contrary contained herein, the parties agree that Subtenant may cancel this Sublease upon sixty (60) days prior written notice and the payment of (i) a termination fee of ninety thousand dollars ($90,000.00) if termination occurs prior to or on October 31, 1997, eighty thousand dollars ($80,000.00) if termination occurs after October 31, 1997 and prior to or on October 31, 1998, seventy thousand dollars ($70,000.00) if termination occurs after October 31, 1998 and prior to or on October 31, 1999, sixty thousand dollars ($60,000.00) if termination occurs after October 31, 1999 and prior to or on October 31, 2000, fifty thousand dollars ($50,000.00) if termination occurs after October 31, 2000, plus (ii) an additional two thousand dollars ($2,000.00) for each month that would have remained in the Initial Term after such termination (but for such termination). The termination fee for the First Extended Term will be four times the average monthly rental charged during the first renewal period. The early termination compensation shall be paid to Landlord, in full, thirty (30) days prior to the early termination date.

          (3) USE. Subject to the other terms and conditions hereof, Subtenant shall use the Property for air transportation related services, parking, maintenance, fitting and storage of aircraft and parking of automobiles, and other lawful aviation related activities permitted by Lessor, and for no other purpose. In particular, the Property shall not be used for non-aviation related activities without the prior written consent of Landlord, which may be withheld in its reasonable discretion. In addition, Subtenant shall not occupy or permit the use of the Property for any unlawful or hazardous purposes or permit any activity to exist which could constitute a nuisance to others, or increase the cost of insurance to Landlord.

          (4) IMPROVEMENTS. Except as set forth on the attached Exhibit B, Subtenant shall not make any improvements or alterations to the Property without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed, except any improvements or series of improvements costing in the aggregate less than $20,000.00 shall require no approval.

               (a) Prior to entering into any contract for such work, Subtenant shall first submit a written request to Landlord for approval of conceptual plans (hereinafter referred to as "Construction Application") together with complete drawings and specifications of the proposed work and the name of the contractor to whom Subtenant proposes to award the contract for such work. Such approval shall not be unreasonably withheld or delayed. Subtenant further agrees that it will obtain a "Performance Bond and Payment Bond" from all contractors if requested by the City of Dallas and/or reasonably requested by Landlord.

               (b) Subtenant shall include in all construction contracts entered into by it in connection with any work at the Property, a provision requiring the contractor to indemnify and hold harmless Landlord, the City of Dallas, any successor-in-interest, as their interests may appear, and their directors, officers, agents, and employees against losses occasioned by death, injury to persons or damages to property, arising out of or in connection with the performance of any or all of such construction work, against the risk of loss or damage to the construction prior to the completion thereof, and against the losses resulting from claims and demands by third persons arising out of the performance of the construction work; and Subtenant shall require all contractors to carry such insurance as may be reasonably required by the City of Dallas or Landlord. The provisions of this subparagraph shall not apply to the extent the foregoing are caused by the sole negligence or breach of obligations by the parties indemnified in this paragraph.

               (c) Subtenant agrees that all work to be performed by it or its contractors, including all workmanship and materials, shall be of first-class quality and shall be performed in compliance with all plans and specifications reviewed and approved by Landlord, and such work shall be subject to Landlord's inspection. Subtenant shall assume the risk of loss or damage to all such work prior to the completion thereof and shall repair or replace any such loss or damage without cost to Landlord. Subtenant shall deliver to Landlord progress reports of Subtenant's work and shall at all times during the term of this Sublease keep drawings thereof current, showing thereon any changes or modifications made in or to the improvements constructed on the Leased Property all in accordance with Paragraphs 4(f) and 4(g) of the Prime Lease as they apply to Subtenant.

               (d) Subtenant shall discharge promptly all obligations to contractors, subcontractors, materialmen, workmen and/or other persons for all work performed and for materials furnished for or on account of Subtenant. Nothing in this Sublease shall limit the right of Subtenant to contest any claims of contractor, subcontractor, materialmen, workmen or other person without being considered in breach hereof.

               (e) Subtenant acknowledges that the creation, noticing, or filing or the attempt to create, notice or file any claim arising out of improvements to the Property against the Property is expressly prohibited in Landlord's Prime Sublease. Accordingly, Subtenant agrees to insert a provision precluding the imposition of such liens into all contracts entered into for work, promptly remove and discharge any such lien or claim and to indemnify and hold harmless the Landlord from any and all loss, cost, damage or claim that may be incurred by Landlord where Subtenant failed to abide by this provision.

               (f) Landlord agrees to perform and pay for up to fifty thousand dollars ($50,000.00) of hangar, shop, and/or office repairs and improvements including, but not limited to, painting the exterior of the hangar and Seal Coating and striping the parking lots, before December 31, 1996. Should the cost of the above named repairs and improvements total less than the sum of fifty thousand dollars ($50,000.00), Landlord agrees to pay Subtenant any excess to use toward additional improvements of the Property, in Subtenant's discretion.

          Subtenant shall propose to Landlord those Subtenant improvements and Landlord shall not withhold approval as long as they qualify as a capital expense which can be amortized by Landlord using generally accepted methods and principles of accounting.

          Landlord and Subtenant agree to exchange freely contractor bids, invoices, supporting cost data and/or receipted payments, as necessary, for the mutual monitoring and accounting of the individual and cumulative expenditures up to the fifty thousand dollars ($50,000.00) referred to hereinabove.

          (5) MAINTENANCE AND REPAIRS. Other than the repairs and improvements to be made as described above, Subtenant has inspected the Property, and agrees to accept the Property in the same condition as received and to maintain the Property as provided in this Section with reasonable and ordinary wear and tear and loss or damage from fire or casualty excepted. Landlord will be responsible and pay for (including any necessary maintenance, repair, or replacement of) the building structural components, ramps, taxi ways, parking areas, sidewalks and driveways on the premises. Landlord will also be responsible to perform and pay for the significant repair and/or replacement of the mechanical, electrical, plumbing, air conditioning, ventilation, and heating systems on the Leased Premises. Subject to the foregoing, Subtenant will be responsible for routine and preventative maintenance of the facilities, including, but not limited to, janitorial service, minor repairs to air-conditioning and heating units, electrical, plumbing and grounds upkeep. Notwithstanding the foregoing responsibilities of the Landlord, but subject to the waiver of subrogation and claims contained herein, Subtenant understands and agrees that the Landlord shall not be responsible for any repairs necessitated by the negligence or willful or wanton misconduct of the Subtenant or Subtenant's employees, agents or invitees.

          (6) INSPECTION. Subtenant agrees that, with reasonable prior notice, Landlord or the City of Dallas, its agents or representatives, may enter upon the Property at any reasonable time for any reasonable purpose, and Subtenant agrees to cooperate with them. In addition, Subtenant shall provide Landlord, upon written request from Landlord, with a listing of Subtenant contacts and telephone numbers for emergency access to the Property. Subtenant shall have the right to accompany anyone inspecting the Property. Landlord agrees to treat Subtenant's activities as confidential in nature and not to disclose such activities to third parties.

          (7) RENT. Subtenant shall pay to Landlord as monthly rent, without deduction, setoff, prior notice or demand of any kind, in advance on the first day of each month, commencing on the date the Initial Term commences and continuing throughout the Sublease term in accordance with the following schedule:

                                                            MONTHLY RENT ($)
                                                            ----------------
Commencement Date through October 31, 1999                     20,000.00
November 1, 1999  through  October 31, 2000                    21,000.00
November 1, 2000 through October 31, 2001                      22,050.00

          The amount of monthly rent payable for the period from November 1, 2001 through October 31, 2003 shall be the rent for the month of October, 2001, increased by the same percentage as the increase in the Consumer Price Index, U.S. Department of Labor, (all cities, from October, 2000 to October, 2001.

          Unless otherwise provided to Subtenant in writing, all rental payments shall be made to Landlord at the following address:

                           Dallas Airmotive, Inc.
                              P.O. Box 200720
                          Dallas, Texas 75320-0720

          If this Sublease shall start or end on any day other than the first day of a month, then the rental due hereunder for such month shall be equitably prorated.

          (8) FUEL. This Paragraph shall be of no force or effect during the time that the Fuel Sales Agreement between Dalfort Corporation and Subtenant dated January 17, 1989, remains in effect. Subject to the foregoing, during the term of this Sublease, Landlord agrees to sell to Subtenant and Subtenant agrees to purchase from Landlord jet aviation fuel and fueling services required by Subtenant for the operation of airplanes that may be stored, receiving maintenance, or otherwise located at the Property on Love Field, if Subtenant is not otherwise legally bound. For all purchases of fuel made pursuant to this section of this Sublease, Subtenant shall pay a discounted price off Landlord's then current posted price in accordance with the following volume schedule:

                                                      Dallas Airmotive
                                                      ----------------
Monthly Volume             KC Price (gal)             Posted Price
--------------             -------------              ------------

0 to 18,999                less 30%                   $2.38*
19,000 to 23,999           less 33%                   $2.38*
24,000 or more             less 35%                   $2.38*

          * Today's Posted Price for transient aircraft is $2.38 - Price changes may be made without notice.


          Notwithstanding the foregoing, the parties agree that this section shall not prohibit Subtenant from purchasing its aviation fuel requirements elsewhere should Landlord be unable to supply such requirements as herein provided anytime, or should Subtenant's aircraft require fueling at a location other than Dallas Love Field, or should Subtenant's customers require a fueling source other than Landlord.
Furthermore, Landlord shall not be liable to Subtenant for Landlord's inability to provide Subtenant with aircraft fuel for reasons beyond the control of Landlord during the term hereof.

          Subtenant's failure to abide by its obligation to purchase fuel, as outlined above, where such failure continues for 15 days after written notice from Landlord shall entitle the Landlord to terminate this Sublease or recover monies from Subtenant equal to one hundred twenty-five percent (125%) of the amount which would have been charged by Landlord for fuel purchased in violation of the covenant.

          (9) INSURANCE. Subtenant shall maintain commercial general liability insurance in an amount no less than $1,000,000, naming the City of Dallas and Landlord as additional insureds with regard to their interests in this Sublease. In addition, Subtenant shall maintain any statutorily required Worker's Compensation and Employer's Liability Insurance. Landlord shall provide "All Risk" fire and extended coverage casualty insurance. Subtenant agrees to obtain such other insurance as Landlord may reasonably require after taking into account Subtenant's activities at the Property.

          Certificates of the insurance required above shall be delivered to Landlord prior to Subtenant's occupancy of the Property, and such certificates shall provide that the City of Dallas and Landlord shall receive no less than fifteen (15) days prior written notice prior to the cancellation, modification or expiration of said policy. Insurance requirements, as they apply to Subtenant under the terms of this Sublease, shall be consistent with the insurance requirements set forth in Attachment I to Landlord's Prime Lease, a copy of which Attachment I is attached to this Sublease.

          LANDLORD AND SUBTENANT HEREBY WAIVE ANY RIGHTS EACH MAY HAVE AGAINST THE OTHER ON ACCOUNT OF ANY LOSS OR DAMAGE OCCASIONED TO LANDLORD OR SUBTENANT, AS THE CASE MAY BE (WHETHER OR NOT SUCH LOSS OR DAMAGE IS CAUSED BY THE NEGLIGENCE OR FAULT OF THE OTHER PARTY), TO THEIR RESPECTIVE REAL OR PERSONAL PROPERTY, INCLUDING THE PROPERTY (AS DEFINED IN THIS SUBLEASE), ITS CONTENTS OR ANY OTHER PORTION OF THE PROPERTY ARISING FROM ANY RISK THAT WOULD BE COVERED BY THE STANDARD FORM OF FIRE AND EXTENDED COVERAGE INSURANCE USED IN THE STATE OF TEXAS AT THE TIME OF THE LOSS OR DAMAGE. If a party waiving rights under this paragraph is carrying a fire and extended coverage insurance policy in the standard form used in the State of Texas and an amendment to such standard form is passed, such amendment shall be deemed not a part of such standard form until it applies to the policy being carried by the waiving party. The parties hereto each, on behalf of their respective insurance companies insuring the property of either Landlord or Subtenant against any such loss, waive any right of subrogation that it may have against the other party. Each party to this Lease agrees immediately to give to each such insurance company written notification of the terms of the mutual waivers contained in this paragraph, and to have said insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverages by reason of said waivers. This paragraph shall control over any provision in or applicable to this Sublease which is, may be or may appear to be in conflict with this paragraph.

          (10) TAXES. Subtenant shall pay, before delinquent, all taxes on its equipment, inventory, movable fixtures, furniture and personal property that may be located at the Property or Love Field.

          (11) SUBLETTING AND ASSIGNMENT. Subtenant may sublet, assign, or share the Property with another entity only with Landlord's prior written consent.  Any  request  for such  consent  shall  set  forth  all  relevant information regarding the entity, the nature of its operations, its financial condition, and at least five (5) credit references. Upon any subletting or assignment, Landlord shall be entitled to receive fifty percent (50%) of all rental received by Subtenant in excess of that paid by Subtenant hereunder and one hundred percent (100%) of all fuel revenue without rebate or discount for gallons delivered to non K.C. Aviation controlled airplanes that may be stored, receiving maintenance, or otherwise located at the Property on Love Field. Furthermore, in the event of an assignment or subletting, Subtenant shall remain fully liable for the performance of all obligations and liabilities under this Sublease. Occupancy of all or part of the Property by parent, subsidiary or affiliated companies of Subtenant shall not be deemed an assignment or subletting.

          Notwithstanding the foregoing, Landlord reserves the right, upon notice and request from Subtenant for the subletting or assignment of its interest under this Sublease, to terminate this Sublease, whereupon the Sublease shall terminate sixty (60) days after such notice, provided, this termination right shall be of no effect if Subtenant withdraws its subletting request within thirty (30) days after receipt of written notice from Landlord of Landlord's election to terminate the Sublease.

          (12) UTILITIES. Landlord shall provide utilities to the Property in sufficient amounts for the reasonable use of the Property by Subtenant. Notwithstanding same, Subtenant shall be responsible for paying all telephone charges, and utilities will be directly metered to Subtenant and Subtenant will remit directly to provider.

          (13) TERMINATION. Landlord reserves the right to terminate this Sublease before the end of its term if any of the following circumstances shall occur:

               (a) Subtenant shall fail to make any payment due under this Sublease on the date that same is due and shall not cure such failure for fifteen (15) days after written notice thereof.

               (b) Subtenant shall fail to meet and observe any material term, condition or covenant of this Sublease and shall not cure such failure within thirty (30) days after written notice thereof or, if such failure cannot reasonably be cured within the said thirty (30) days and Subtenant shall not have commenced to cure such failure within said thirty
(30) days and shall not thereafter, with reasonable diligence and good faith, proceed to cure such failure.

               (c) Subtenant shall become insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors, or a receiver or trustee shall be appointed for all or substantially all of the assets of Subtenant.

               (d) Subtenant shall file a voluntary petition, or an involuntary petition is filed against Subtenant, in bankruptcy, where such suit is not dismissed within sixty (60) days after such filing.

               (e) The Prime Lease between the City of Dallas and Landlord terminates.

               (f) Subtenant commits any act or fails to perform any act, the consequence of which is to cause Landlord to be in default of its Prime Lease with the City of Dallas, which default is not cured within the time periods provided in the Prime Lease.

          (14) REMEDIES. With the exception of 13(e) above, upon the occurrence of any of the events giving Landlord the right to terminate this Sublease, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand other than as required in the section above.

               (a) Terminate this Sublease, in which event Subtenant shall immediately, upon written notice, surrender the Property to Landlord, and if Subtenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or rent, enter upon and take possession of the Property and expel or remove Subtenant or any other persons who may be occupying the Property or any part thereof.

               (b) Terminate this Sublease, in which event Subtenant shall pay Landlord the cancellation amount due under paragraph 2 of this Sublease as liquidated damages and as Landlord's sole and exclusive remedy solely for the rents that otherwise would have become due hereunder after the termination of this Sublease. Such liquidated damages shall not be Landlord's sole remedy for any damages owed by Tenant that arose or accrued during the Lease term.

               (c) Pursue all remedies available under applicable state law.

          (15) COST OF ENFORCEMENT. The court costs and reasonable attorney's fees incurred by either party in a successful prosecution or defense of any legal or equitable proceedings to construe this Sublease or enforce any right or obligation arising from it shall become an obligation and payable from the other party.


          (16) COVENANT OF QUIET ENJOYMENT. Landlord agrees that, subject to the terms of its Prime Lease with the City of Dallas, and the terms and conditions of this Sublease, upon the faithful performance of its obligations hereunder, Subtenant shall have and enjoy peaceful possession and use of the Property. The Landlord shall use its best efforts to cause the Prime Lease to remain in effect.

          (17) WAIVER. Any failure or neglect on the part of Landlord or Subtenant to enforce this Sublease shall not be taken or construed as a waiver of its rights hereunder.

          (18) SURRENDER OF PROPERTY. Subtenant agrees to deliver the Property to Landlord on the date of cessation of this Sublease, whether such be by termination, expiration, or otherwise, promptly and in as good a condition as received as of the commencement of this Sublease, reasonable wear and tear and damage or loss by fire or other casualty excepted. Subtenant shall be allowed fifteen (15) days after the end date of this Sublease to remove personalty, trade fixtures, tools, machinery, equipment, portable buildings, materials and supplies from the Property.

          (19) INDEMNIFICATION.

               (a) As a condition hereof, Subtenant agrees to, and does hereby, indemnify, defend and hold Landlord and the City of Dallas, their directors, officers, agents and employees, harmless against any and all claims, suits, judgments, fines, costs and expenses for personal injury (including death), property damage or other harm, brought or sought by any person, entity or any governmental agency that may arise out of, be incident to or occasioned by 1) Subtenant's use, occupancy, maintenance, or construction on the Property, or Subtenant's installations and improvements to the Property, or (with respect to the City of Dallas) from any act or omission of any representative, officer, agent, invitee, employee, contractor, or subcontractor of Subtenant, or (with respect to Landlord) from any negligent or strictly liable act or omission of any representative, officer, agent, invitee, employee, contractor or subcontractor of Subtenant, or 2) Subtenant's breach of any of the terms and provisions of this Sublease, or 3) any negligent or strictly liable act or omission of Subtenant, its directors, officers, invitees, agents, contractors and subcontractors in any type of use, occupancy maintenance or construction of the Property. The indemnity provided for in this paragraph shall not apply to any liability resulting from the sole negligence or fault of Landlord or the City of Dallas, or their representatives, officers, agents, invitees, employees, contractors or subcontractors. In the event of joint or coincidental negligence or fault of both the Subtenant and the Landlord and/or the City of Dallas, responsibility and indemnity, if any, shall be allocated comparatively in accordance with the portion of responsibility attributable to each party, without, however, waiving any governmental immunity available to the City of Dallas under Texas law and without waiving any defenses of the parties under Texas law.

               (b) The City of Dallas assumes no responsibility for any property placed in or on the Property, and the City of Dallas is hereby expressly released and discharged from any and all liability for any loss, injury or damage to persons or property that may be sustained by reason of the use and occupancy of the Property and/or Love Field under this Sublease, unless same is caused by the negligence or willful act of the City of Dallas or its officers, invitees, agents, contractors and subcontractors, or by breach of contract by the City of Dallas.

               (c) Landlord agrees to and does hereby indemnify, defend and hold harmless Subtenant, its directors, officers, agents and employees, from any and all claims, suits, judgments, fines, costs and expenses for personal injury (including death), property damage or other harm, brought or sought by any person, entity, or any governmental agency that may arise out of, be incident to or occasioned by 1) Landlord's use, occupancy, maintenance, or construction on the Property, or Landlord's installations and improvements to the Property, or from any negligent or strictly liable act or omission of any representative, officer, agent, invitee, employee, contractor or subcontractor of Landlord, or 2) Landlord's breach of any of the terms and provisions of this Sublease, or 3) any negligent or strictly liable act or omission of Landlord, its directors, officers, invitees, agents, contractors and subcontractors in any type of use, occupancy maintenance or construction of the Property, or 4) any gross negligent or strictly liable act or omission of Landlord, its directors, officers, invitees, agents, contractors, and subcontractors in any type of use, occupancy, or construction of the Property.

          (20) CONDEMNATION. If, during the term of this Sublease, any portion of the Property (such that the remainder cannot reasonably used as Subtenant then intends and desires) shall be taken by condemnation or eminent domain proceedings, then this Sublease shall terminate as of the date of such taking, and all rights, titles, interests, covenants, agreements and obligations of the parties hereto thereafter accruing shall terminate with Subtenant hereby assigning and releasing to Landlord Subtenant's rights to any compensation for the taking; provided, however, any condemnation award for Subtenant's personal property and relocation costs are not assigned to Landlord and shall belong to Subtenant.

          (21) NON-DISCRIMINATION. Subtenant, as a part of the consideration hereof, does hereby covenant and agree, as a covenant running with the land, that (1) no person on the grounds of race, color, national origin, or handicap shall be excluded from participation in, denied the benefits of, or be otherwise subjected to discrimination in the use of any facilities operated or used by Subtenant at Love Field; (2) that Subtenant shall use the Property in compliance with all requirements imposed by or pursuant to 49 CFR Part 21, "Nondiscrimination in Federally Assisted Programs of the Department of Transportation", as said regulations may be amended.

          (22) SIGNS. All exterior signs shall comply with the pertinent City ordinances, and shall also have prior written approval of Landlord, which shall not be unreasonably withheld, and the Director of Aviation for the City of Dallas. Unless otherwise specifically authorized, they shall conform in general appearance with the existing signs displayed at Dallas Love Field. Upon the termination of the Sublease, Subtenant shall remove the signage as required by the Director of Aviation and/or Landlord, at Subtenant's expense. If Subtenant fails to do as required, Landlord shall have the option but not the obligation of removing the signs and the cost thereof shall be due from Subtenant to Landlord upon demand.

          (23) GOVERNMENTAL REQUIREMENTS-RULES & REGULATIONS. Subtenant agrees to obtain and maintain in effect from all governmental authorities having jurisdiction, all licenses, certificates, and permits necessary for its operations. In addition, Subtenant agrees to comply with all applicable Federal, State and local laws and regulations in connection with Subtenant's use and occupancy of the Property.

          (24) NO REPRESENTATIONS. Neither Landlord nor the City of Dallas has made, nor does hereby make, any representation, guarantee, promise, agreement, or warranty of any kind whatsoever, whether expressed or implied, oral or written, past, present or future, relating to or concerning the nature, quality or condition of the Property, the income to be derived, the suitability of the Property for the uses allowed under this Sublease, or merchantability or fitness for a particular purpose.

          (25) ENVIRONMENTAL CONCERNS. Subtenant agrees to comply strictly with all applicable environmental laws, rules and regulations pertaining to its Sublease and occupancy of Property at Love Field and agrees to, and does hereby, indemnify and hold harmless Landlord and the City of Dallas from any and all loss, cost, damage or claim alleged or sustained by them, or either of them, to the extent arising out of Subtenant's non-compliance with applicable environmental laws, rules and regulations or breach of terms of this Sublease. Furthermore, Subtenant acknowledges the relationship of Landlord to the City of Dallas and agrees that if any environmental remediation is required, Landlord shall have the right, upon notice, unless an emergency situation exists, in which event, no notice shall be required, to undertake and complete such remediation to the extent required under the applicable laws. Subtenant shall promptly reimburse Landlord for any and all reasonable and documented costs incurred in such action to the extent such action was required as a result of Subtenant or Subtenant's invitees', customers' or guests' use or occupancy of the Property. Landlord shall use its best efforts not to interfere with the operations of Subtenant. If remediation interferes with Subtenant's operations, an equitable rent adjustment will be made.

          Notwithstanding any of the foregoing, any environmental remediation, response or other action, obligation or liability required in or around the Property resulting directly or indirectly from any actions or omissions of parties other than Subtenant prior to the commencement date of this Sublease shall not be the obligation, duty or responsibility of Subtenant. Landlord agrees to defend, indemnify and hold Subtenant, its officers, agents, contractors, and subcontractors (Indemnitees) harmless from and against, and to reimburse Indemnitees with respect to any and all claims and expenses (including reasonable attorney's fees and court costs) of any and every kind or character, known or unknown, fixed or contingent, asserted against or incurred by Indemnitees at any time and, from time to time, by reason of, in connection with or arising out of any act, omission, event or circumstance relating to health, safety, or the environment existing or occurring prior to the commencement date of this Sublease. Landlord shall have and bear the burden of proof to show that any actual or alleged liabilities or obligations related to environmental matters relate to the period after the commencement date of this Sublease and/or are the responsibility of Subtenant, Landlord and Subtenant agreeing there is a rebuttable presumption to the contrary.

          (26) SUBORDINATION. Although the obligations of Subtenant are fully set forth herein, or by specific reference to the Prime Lease, this Sublease shall be subject and subordinate in all respects to the Prime Lease and the rights of the City of Dallas thereunder. Additionally, at Landlord's option, this Sublease shall be subject and subordinate to any future mortgage or encumbrance which Landlord may incur on the Property, so long as such subordination does not interfere with Subtenant's right of use and peaceful possession of the Property through the completion of the term of Sublease.

          (27) SUCCESSORS AND ASSIGNS. Subject to the limitations of assignment herein contained, this Sublease shall be binding upon and inure the benefit of the parties hereto, their respective successors and assigns.

          (28) NOTICES. The exercise of options and the delivery of notices provided for herein shall be effective only if delivered to Landlord at:

DALLAS AIRMOTIVE, INC.                  cc:   Richard Jones, Esq.
7511 Lemmon Avenue                            Fishman, Jones, Walsh & Marsh
Building B - Love Field                       8117 Preston Road, Suite 440
Dallas, Texas 75209                           Dallas, Texas 75225
Attn: George Derby

and unless otherwise provided to Landlord in writing, to Subtenant at:

K-C AVIATION, INC.                      cc:   Gregg Davis, Esq.
7440 Aviation Place                           Thompson & Knight
Dallas, Texas 75235                           1700 Pacific Avenue, Suite 3300
Attn: John Rahilly                            Dallas, Texas 75201-4693


          The first attempted mailing by United States registered or certified mail, postage prepaid, return receipt requested, shall constitute delivery. No employee or other representative of Subtenant at any other address shall have authority to receive notices.

          (29) MISCELLANEOUS. This Sublease Agreement is not binding on either party until it is executed by both parties.

          (30) ENTIRE AGREEMENT. This Sublease and the following exhibits attached hereto constitute the entire agreement between the parties regarding the Property, and no oral representations or agreements may be relied upon by either party relating to this Sublease:

          Exhibit A - Description of Property
          Exhibit B - Description of Subtenant's Improvements
          Attachment I - Insurance Requirements

          In addition, Subtenant acknowledges that Landlord has prepared this Sublease evidencing their agreement as a convenience to the parties, and anything that is subject to interpretation shall not be construed against Landlord merely because Landlord drafted this Sublease.

          (31) Each party acknowledges and agrees that it has read this Sublease carefully, agrees to its terms, and, by this section, is advised to seek the advice of an attorney prior to entering into this Sublease.
Landlord: Subtenant:

Landlord:                                Subtenant:

DALLAS AIRMOTIVE, INC.                   K-C AVIATION, INC.

By:  /s/ Steve Joiner                    By:  /s/ John F. Rahilly
    -------------------------------          ------------------------------
Name:  Steve Joiner                      Name:  John F. Rahilly
     ------------------------------           -----------------------------
Title:  Director, Terminal Services      Title:  President
      -----------------------------            ----------------------------
Dated:  12/2/96                          Dated:  12/2/96
      -----------------------------            ----------------------------